PROXY VOTING RESULTS

A special meeting of Spartan Market Index Fund shareholders was held on September 15, 1999. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

                # OF              % OF
                VOTES CAST         VOTES CAST
RALPH F. COX
Affirmative    7,509,257,042.22   90.253

Withheld       810,974,411.70     9.747

TOTAL          8,320,231,453.92   100.000

PHYLLIS BURKE DAVIS
Affirmative    7,506,231,332.96   90.217

Withheld       814,000,120.96     9.783

TOTAL          8,320,231,453.92   100.000

ROBERT M. GATES
Affirmative    7,504,032,770.58   90.190

Withheld       816,198,683.34     9.810

TOTAL          8,320,231,453.92   100.000

EDWARD C. JOHNSON 3D
Affirmative    7,507,525,603.81   90.232

Withheld       812,705,850.11     9.768

TOTAL          8,320,231,453.92   100.000

E. BRADLEY JONES
Affirmative    7,499,372,595.84   90.134

Withheld       820,858,858.08     9.866

TOTAL          8,320,231,453.92   100.000

DONALD J. KIRK
Affirmative    7,511,636,484.25   90.282

Withheld       808,594,969.67     9.718

TOTAL          8,320,231,453.92   100.000

                # OF              % OF
                VOTES CAST         VOTES CAST
PETER S. LYNCH
Affirmative    7,511,302,034.68   90.278

Withheld       808,929,419.24     9.722

TOTAL          8,320,231,453.92   100.000

WILLIAM O. MCCOY
Affirmative    7,511,311,111.53   90.278

Withheld       808,920,342.39     9.722

TOTAL          8,320,231,453.92   100.000

GERALD C. MCDONOUGH
Affirmative    7,500,473,641.76   90.147

Withheld       819,757,812.16     9.853

TOTAL          8,320,231,453.92   100.000

MARVIN L. MANN
Affirmative    7,511,368,292.01   90.278

Withheld       808,863,161.91     9.722

TOTAL          8,320,231,453.92   100.000

ROBERT C. POZEN
Affirmative    7,508,639,836.16   90.246

Withheld       811,591,617.76     9.754

TOTAL          8,320,231,453.92   100.000

THOMAS R. WILLIAMS
Affirmative    7,501,155,831.96   90.156

Abstain        819,075,621.96     9.844

TOTAL          8,320,231,453.92   100.000

PROPOSAL 2

To ratify the selection of Deloitte & Touche LLP as independent accountants of the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    4,181,925,031.35   87.827

Against        63,526,398.79      1.335

Abstain        516,072,921.62     10.838

TOTAL          4,761,524,351.76   100.000

PROPOSAL 3

To authorize the trustees to adopt an Amended and Restated Declaration of Trust.*

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative         6,878,704,796.76   82.675

Against             319,740,789.58     3.843

Abstain             1,121,686,130.62   13.482

TOTAL               8,320,131,716.96   100.000

Broker Non-Votes    99,736.96

PROPOSAL 4(A)

To approve an interim sub-advisory agreement with Bankers Trust
Company for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    3,980,384,464.33   83.595

Against        134,816,163.14     2.831

Abstain        646,323,724.29     13.574

TOTAL          4,761,524,351.76   100.000

PROPOSAL 4(B)

To approve a new sub-advisory agreement with Bankers Trust Company for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    3,964,569,763.47   83.263

Against        143,868,076.64     3.021

Abstain        653,086,511.65     13.716

TOTAL          4,761,524,351.76   100.000

PROPOSAL 5

To approve a new "manager-of-managers" arrangement for the fund.

                # OF              % OF
                VOTES CAST         VOTES CAST
Affirmative    3,860,782,818.87   81.083

Against        233,702,887.60     4.908

Abstain        667,038,645.29     14.009

TOTAL          4,761,524,351.76   100.000

* DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.